Exhibit 99.1

JMP Group Reports Second Quarter 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--August 1, 2017--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2017.

  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $8.5 million, or $0.39 per diluted share, compared to a net loss of $0.3 million, or $0.02 per share, for the quarter ended June 30, 2016. For the six months ended June 30, 2017, the GAAP net loss was $13.3 million, or $0.61 per share, compared to net income of $1.5 million, or $0.07 per share, for the six months ended June 30, 2016.
  Total net revenues on a GAAP basis were $23.1 million and $47.5 million for the quarter and six months ended June 30, 2017, respectively, compared to $29.7 million and $68.3 million for the quarter and six months ended June 30, 2016, respectively.
  Operating net income was $0.6 million, or $0.03 per diluted share, compared to $2.6 million, or $0.12 per share, for the quarter ended June 30, 2016. For the six months ended June 30, 2017, the operating net loss was $1.5 million, or $0.07 per share, compared to operating net income of $4.7 million, or $0.22 per share, for the six months ended June 30, 2016. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $31.0 million and $56.3 million for the quarter and six months ended June 30, 2017, respectively, compared to $28.4 million and $65.0 million for the quarter and six months ended June 30, 2016, respectively. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“Our operating EPS of $0.03 for the second quarter improved materially from the first quarter, primarily due to a pick-up in equity capital markets fees and the absence of any unusual losses on our principal investing activities,” said Chairman and Chief Executive Officer Joe Jolson. “Our investment banking revenues of $19.1 million were our highest in two years and were driven by $12.4 million of ECM fees, compared to $6.9 million in the prior quarter and just $2.9 million a year ago. JMP Securities contributed $0.05 to operating EPS, versus just $0.01 for the first quarter of this year. We are very optimistic about JMP Securities’ second-half prospects, given the improved equity capital markets environment and the transaction closings we expect from our solid M&A pipeline.

“Most of the GAAP net loss for the quarter can be attributed to our decision to take advantage of an improving CLO debt market to refinance the funding of our corporate loan portfolios, which will benefit future operating earnings but resulted in a substantial charge for the early retirement of our CLO-related debt. At quarter-end, we had $2.18 per share in investable cash that we continue to work hard to redeploy. Along these lines, we recently established a new warehouse lending facility in order to begin accumulating loans for another collateralized loan obligation. Assuming stable market conditions, we would hope to close JMP Credit Advisors CLO V in the next six to twelve months, reinvesting much of our excess cash back into our corporate credit segment.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $24.2 million, an increase of 70.6% from $14.2 million for the second quarter of 2016. JMP Securities’ operating margin on adjusted net revenues was 7.2%, compared to a negative margin of -14.9% for the second quarter of 2016.

The asset management segment reported adjusted net revenues of $4.9 million, a decrease of 22.3% from $6.2 million for the second quarter of 2016. Excluding incentive fees that are no longer recognized at the asset management segment, adjusted net revenues would have been $5.4 million for the second quarter of 2016, resulting instead in a year-over-year decrease of 9.8%.

JMP Group’s principal investment activities generate net investment income, which has historically more than covered corporate expenses and has contributed to operating earnings through net corporate income. After calling JMP Credit Advisors CLO I in December 2016 and redeeming capital from hedge funds managed by Harvest Capital Strategies in the past year, JMP Group operated with an unusually large investable cash balance in the first half of 2017. As a result, for the second quarter, the company reported net corporate expense of $0.2 million, significantly less than the expense of $2.4 million for the first quarter but well below the net corporate income of $1.5 million (excluding the gain on the sale of RiverBanc LLC) for the second quarter of 2016.

A summary of JMP Group’s operating net income per share by segment for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Broker-dealer	$0.05	$0.01	($0.06)	$0.06	$0.01
Asset management	(0.01)	0.01	0.01	(0.01)	0.03
Operating platform EPS	0.04	0.02	(0.05)	0.05	0.04
Net corporate income	(0.01)	(0.11)	0.17	(0.12)	0.18
Operating EPS (diluted)	$0.03	($0.09)	$0.12	($0.07)	$0.22

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $19.1 million and $32.7 million for the quarter and six months ended June 30, 2017, respectively, compared to $8.4 million and $26.7 million for the quarter and six months ended June 30, 2016, respectively.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2017		Mar. 31, 2017		June 30, 2016		June 30, 2017		June 30, 2016
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	37	$14,384	23	$10,470	14	$3,311	60	$24,854	24	$9,538
Strategic advisory and private placements	4	4,744	3	3,130	7	5,064	7	7,874	11	17,133
Total	41	$19,128	26	$13,600	21	$8,375	67	$32,728	35	$26,671

Brokerage

Net brokerage revenues were $5.1 million and $10.4 million for the quarter and six months ended June 30, 2017, respectively, compared to $5.8 million and $11.9 million for the quarter and six months ended June 30, 2016, respectively.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $19.5 million and $35.2 million for the quarter and six months ended June 30, 2017, respectively, compared to $9.1 million and $21.4 million for the quarter and six months ended June 30, 2016, respectively.

Asset Management

Asset management fees were $4.2 million, compared to $5.6 million for the second quarter of 2016. For the six months ended June 30, 2017, asset management fees were $10.1 million, including $1.8 million of incentive fees, compared to $14.9 million, including $6.1 million of incentive fees, for the six months ended June 30, 2016.

Asset management-related fee revenues reflect asset management fees, net of non-controlling interests in HCAP Advisors, as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $4.2 million and $10.1 million for the quarter and six months ended June 30, 2017, respectively, compared to $5.0 million and $13.9 million for the quarter and six months ended June 30, 2016, respectively. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2017, totaled $2.0 billion, including $1.2 billion of funds managed by Harvest Capital Strategies, JMP Asset Management and HCAP Advisors and $0.8 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.0 billion at March 31, 2017, and $2.3 billion at June 30, 2016. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $3.4 billion at June 30, 2017.

At June 30, 2017, private capital, including corporate credit, small business lending, venture capital and real estate-related investments, represented 79.0% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $0.3 million, compared to a net realized and unrealized gain of $6.6 million for the second quarter of 2016, when the company benefited from the sale of RiverBanc LLC, a multi-family real estate fund manager in which JMP Group had been a founding investor. For the six months ended June 30, 2017, principal transactions generated a net realized and unrealized loss of $2.2 million, compared to a net realized and unrealized gain of $7.6 million for the six months ended June 30, 2016.

Adjusted principal transaction revenues exclude certain unrealized market-to-market gains or losses, including those on JMP Group’s investment in Harvest Capital Credit Corporation, as well as unrealized losses derived from depreciation and amortization of real estate investment properties. Adjusted principal transaction revenues were $1.7 million and $2.3 million for the quarter and six months ended June 30, 2017, respectively, compared to $8.2 million and $9.1 million for the quarter and six months ended June 30, 2016, respectively. For more information about adjusted principal transaction revenues, including a reconciliation to principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Early Retirement of Debt

In the second quarter of 2017, JMP Credit Advisors elected to redeem the outstanding notes issued by JMP Credit Advisors CLO II and to contribute the loans that had been underlying that structure to a newly formed collateralized loan obligation, JMP Credit Advisors CLO IV. The redemption of the debt associated with JMP Credit Advisors CLO II accelerated the amortization of remaining capitalized issuance costs in the amount of $5.5 million.

Net Interest Income

Net interest income was $2.0 million and $2.9 million for the quarter and six months ended June 30, 2017, respectively, compared to $4.0 million and $8.4 million for the quarter and six months ended June 30, 2016, respectively. The year-over-year declines were primarily due to materially lower average loan balances in 2017 resulting from the ongoing deleveraging of JMP Credit Advisors CLO I, which was fully liquidated in February 2017.

Provision for Loan Losses

The net loan loss provision for the quarter was $1.9 million, including a specific provision of $0.5 million in connection with impaired loans underlying certain collateralized loan obligations managed by JMP Credit Advisors.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.7 million, compared to $20.7 million for the second quarter of 2016. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 72.4% of adjusted net revenues, compared to 69.3% for the second quarter of 2016. Further excluding specific loan loss provisions and compensation expense related to hedge fund incentive fees, the compensation ratio was 71.4%, compared to 66.4% for the second quarter of 2016.

For the six months ended June 30, 2017, compensation and benefits expense was $44.5 million, compared to $48.1 million for the six months ended June 30, 2016. With regard to annually awarded compensation, compensation and benefits expense was 76.3% of adjusted net revenues, compared to 72.0% for the six months ended June 30, 2016. Further excluding specific loan loss provisions and compensation expense related to hedge fund incentive fees, the compensation ratio was 73.3%, compared to 68.7% for the six months ended June 30, 2016.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.9 million and $16.7 million for the quarter and six months ended June 30, 2017, respectively, compared to $8.0 million and $15.8 million for the quarter and six months ended June 30, 2016, respectively. The year-over-year increases were primarily due to a shift in the timing of an annual equity research conference hosted by JMP Securities, which was moved from its traditional September date to a June date in 2017.

Share Repurchase Activity

JMP Group repurchased 74,532 shares of its common stock during the quarter ended June 30, 2017. At quarter-end, 925,468 shares remained eligible for repurchase under the company’s existing authorization.

Personnel

At June 30, 2017, the company had 226 full-time employees, compared to 224 at March 31, 2017, and 233 at June 30, 2016.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) excludes the impact of the early retirement of debt issued by JMP Credit Advisors CLO II, (iii) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, (iv) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (v) reverses net unrealized gains or losses on strategic equity investments and warrants, and (vi) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III and JMP Credit Advisors CLO IV and to loans held for investment, which is required by GAAP;
  the one-time expense associated with the contribution of the loans underlying JMP Credit Advisors CLO II to newly formed JMP Credit Advisors CLO IV and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenues:
Non-interest revenues	$28,586	$24,462	$26,162	$53,048	$60,922
Net interest income	1,953	972	4,014	2,925	8,440
Early retirement of debt	(5,542)	210	-	(5,332)	-
Provision for loan losses	(1,854)	(1,266)	(453)	(3,120)	(1,084)
Total net revenues	23,143	24,378	29,723	47,521	68,278

Add back/(subtract):
General loan loss provision/(reversal) – collateralized loan obligations	1,251	(418)	(440)	833	(33)
Early retirement of debt	5,432	-	-	5,432	-
Unrealized mark-to-market loss/(gain) – deferred compensation	234	(75)	(50)	159	(127)
Unrealized loss – real estate-related depreciation and amortization	1,745	2,156	2,070	3,901	2,400
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	69	419	(435)	488	(764)
Non-controlling interests	(875)	(1,199)	(2,465)	(2,074)	(4,735)
Adjusted net revenues	$30,999	$25,261	$28,403	$56,260	$65,019

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and in certain collateralized loan obligations and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Base management fees:
Fees reported as asset management fees	$4,098	$4,045	$4,139	$8,143	$8,274
Non-controlling interests	(174)	(335)	(362)	(508)	(726)
Total base management fees	3,924	3,710	3,777	7,635	7,548

Incentive fees:
Fees reported as asset management fees	55	1,866	1,448	1,920	6,640
Non-controlling interests	(15)	(113)	(288)	(128)	(550)
Total incentive fees	40	1,753	1,160	1,792	6,090

Other fee income:
Total fundraising and other fees	195	446	47	641	272
Asset management-related fee revenues	$4,159	$5,909	$4,984	$10,068	$13,910

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that reverses (i) net unrealized gains and losses related to deferred compensation, (ii) unrealized losses derived from depreciation and amortization of real estate investment properties, and (iii) net unrealized gains and losses on strategic equity investments and warrants, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Hedge fund investments	$352	$130	($266)	$482	($866)
Investment in Harvest Capital Credit Corporation	(69)	(419)	435	(488)	748
Other principal investments	(606)	(1,603)	6,463	(2,209)	7,680
Total principal transaction revenues	(323)	(1,892)	6,632	(2,215)	7,562
Add back/(subtract):
Unrealized mark-to-market loss/(gain) – deferred compensation	234	(75)	(51)	159	(128)
Unrealized loss – real estate-related depreciation and amortization	1,745	2,156	2,070	3,901	2,400
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	69	419	(435)	488	(764)
Total operating adjustments	2,048	2,500	1,584	4,548	1,508
Total adjusted principal transaction revenues	$1,725	$608	$8,216	$2,333	$9,070

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned, as well as any specific loan loss provisions.

A statement of JMP Group’s compensation ratio for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ in thousands)	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Compensation Ratio
Adjusted net revenues	$30,999	$25,261	$28,403	$56,260	$65,019

Compensation and benefits	$22,652	$21,798	$20,681	$44,450	$48,106

Subtract/(add back):
Compensation expense – stock options and SARs	(267)	67	281	(200)	496
Compensation expense – RSUs	296	239	(48)	535	204
Compensation expense – deferred compensation	178	654	435	832	(80)
Unrealized mark-to-market (loss)/gain – deferred compensation	(234)	75	50	(159)	127
Compensation expense – non-controlling interest	239	260	271	499	550
Adjusted compensation and benefits	$22,440	$20,503	$19,692	$42,943	$46,809

Adjusted ratio of compensation expense to revenues	72.4%	81.2%	69.3%	76.3%	72.0%

Compensation Ratio Excluding Incentive Fees and Loss Provision
Adjusted net revenues	$30,999	$25,261	$28,403	$56,260	$65,019
Subtract/(add back):
Compensation expense – hedge fund incentive fees	-	1,471	879	1,471	5,107
Specific loan loss provision	(409)	(1,413)	(824)	(1,822)	(812)
Adjusted net revenues, excluding hedge fund incentive fees and specific loss provision	$31,408	$25,203	$28,348	$56,611	$60,724

Adjusted compensation and benefits	$22,440	$20,503	$19,692	$42,943	$46,809
Subtract:
Compensation expense – hedge fund incentive fees	-	1,471	879	1,471	5,107
Adjusted compensation and benefits, excluding hedge fund incentive fees	$22,440	$19,032	$18,813	$41,472	$41,702

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees and specific loss provision	71.4%	75.5%	66.4%	73.3%	68.7%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt associated with JMP Credit Advisors CLO II, (iv) excludes transaction costs related to JMP Credit Advisors CLO II, JMP Credit Advisors CLO III and a total return swap, (v) excludes amortization expense related to JMP Credit Advisors CLO III, (vi) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III and JMP Credit Advisors CLO IV and to loans held for investment, which is required by GAAP;
  the one-time expense associated with the contribution of the loans underlying JMP Credit Advisors CLO II to newly formed JMP Credit Advisors CLO IV and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  the one-time transaction costs related to the redemption of notes issued by JMP Credit Advisors CLO II, the refinancing of notes issued by JMP Credit Advisors CLO III, and the termination of a total return swap;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended June 30, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net (loss)/income attributable to JMP Group	($8,535)	($4,740)	($327)	($13,275)	$1,476

Add back/(subtract):
Income tax (benefit)	(198)	(1,084)	(246)	(1,282)	(196)
(Loss)/income before taxes	(8,733)	(5,824)	(573)	(14,557)	1,280

Add back/(subtract):
Compensation expense – stock options and SARs	(267)	67	281	(200)	496
Compensation expense – RSUs	296	239	(48)	535	204
Compensation expense – net deferred compensation	178	654	435	832	(80)
General loan loss provision/(reversal) – collateralized loan obligations	1,251	(418)	(440)	833	(33)
Early retirement of debt	5,432	-	-	5,432	-
Transaction costs – commercial loan portfolios	286	-	-	286	-
Amortization of intangible asset – CLO III	69	69	-	138	-
Unrealized loss – real estate-related depreciation and amortization	1,745	2,156	2,070	3,901	2,400
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	69	419	(435)	488	(764)
Operating income/(loss) before taxes	326	(2,638)	1,290	(2,312)	3,503
Income tax benefit	233	555	1,278	788	1,223
Operating net income/(loss)	$559	($2,083)	$2,568	($1,524)	$4,726

Operating net income/(loss) per share:
Basic	$0.03	($0.10)	$0.12	($0.07)	$0.22
Diluted (1)	$0.03	($0.09)	$0.12	($0.07)	$0.22

Weighted average shares outstanding:
Basic	21,651	21,573	21,058	21,612	21,204
Diluted (1)	22,107	21,988	21,703	22,006	21,634
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and six months ended June 30, 2017, was 21,651,544 and 21,612,333, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for those periods. Likewise, the weighted average number of diluted shares outstanding for the quarter ended March 31, 2017, was 21,572,686 and for the quarter ended June 30, 2016, was 21,058,018 on a GAAP basis. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share. On a GAAP basis, the weighted average number of diluted shares outstanding for the six months ended June 30, 2016, a period in which there was net income, was 21,765,412.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues excludes (i) the general loan loss provision taken with regard to certain CLOs, (ii) the impact of the early retirement of debt associated with JMP Credit Advisors CLO II, (iii) unrealized mark-to-market gains or losses on investments related to deferred compensation, (iv) unrealized losses derived from depreciation and amortization of real estate investment properties, (v) net unrealized gains and losses on strategic equity investments and warrants, and (vi) non-controlling interests in various sources of revenue that are consolidated according to GAAP. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended June 30, 2017, is set forth below.

	Quarter Ended June 30, 2017
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$19,128	-	$19,128	-	-	$19,128
Brokerage	5,078	-	5,078	-	-	5,078
Asset management-related fees	-	$4,856	4,856	$25	($722)	4,159
Principal transactions	-	-	-	1,725	-	1,725
Gain on sale and payoff of loans	-	-	-	104	-	104
Net dividend income	-	-	-	274	-	274
Net interest income	-	-	-	940	-	940
Provision for loan losses	-	-	-	(409)	-	(409)
Adjusted net revenues	24,206	4,856	29,062	2,659	(722)	30,999

Expenses:
Non-interest expense/(income)	22,458	5,303	27,761	3,634	(722)	30,673
Operating income/(loss) before taxes	1,748	(447)	1,301	(975)	-	326

Income tax expense/(benefit)	665	(169)	496	(729)	-	(233)
Operating net income/(loss)	$1,083	($278)	$805	($246)	-	$559

Operating net income/(loss) per share:
Basic	$0.05	($0.01)	$0.04	($0.01)	-	$0.03
Diluted	$0.05	($0.01)	$0.04	($0.01)	-	$0.03

A statement of JMP Group’s operating net income on a segment basis for the six months ended June 30, 2017, is set forth below.

	Six Months Ended June 30, 2017
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$32,728	-	$32,728	-	-	$32,728
Brokerage	10,364	-	10,364	-	-	10,364
Asset management-related fees	4	$10,167	10,171	$1,660	($1,763)	10,068
Principal transactions	-	-	-	2,333	-	2,333
Gain on sale and payoff of loans	-	-	-	883	-	883
Gain on repurchase of asset-backed securities issued	-	-	-	210	-	210
Net dividend income	-	-	-	541	-	541
Net interest income	-	-	-	955	-	955
Provision for loan losses	-	-	-	(1,822)	-	(1,822)
Adjusted net revenues	43,096	10,167	53,263	4,760	(1,763)	56,260

Expenses:
Non-interest expense/(income)	41,019	10,398	51,417	8,918	(1,763)	58,572
Operating income/(loss) before taxes	2,077	(231)	1,846	(4,158)	-	(2,312)

Income tax expense/(benefit)	790	(88)	702	(1,490)	-	(788)
Operating net income/(loss)	$1,287	($143)	$1,144	($2,668)	-	($1,524)

Operating net income/(loss) per share:
Basic	$0.06	($0.01)	$0.05	($0.12)	-	($0.07)
Diluted	$0.06	($0.01)	$0.05	($0.12)	-	($0.07)

Book Value per Share

At June 30, 2017, JMP Group’s book value per share was $4.82. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $5.43, as set forth below.

(in thousands, except per share amounts)	June 30, 2017	Mar. 31, 2017	June 30, 2016

Shareholders' equity	$104,162	$114,174	$120,379

Accumulated unrealized loss – real estate-related depreciation and amortization	$8,206	$6,461	$2,463
Accumulated general loan loss provision – collateralized loan obligations	4,914	3,662	2,961
Adjusted shareholders' equity	$117,281	$124,297	$125,803

Book value per share	$4.82	$5.27	$5.75
Adjusted book value per share	$5.43	$5.74	$6.01

Basic shares outstanding	21,599	21,659	20,945

Quarterly operating ROE (1)	2.0%	(7.1%)	8.5%
LTM operating ROE (1)	3.6%	5.2%	5.5%

Quarterly adjusted operating ROE (1)	1.9%	(6.6%)	8.1%
LTM adjusted operating ROE (1)	3.4%	4.9%	5.4%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Company management utilizes adjusted book value on a total and per share basis, adjusted in the manner described above, as an additional means of evaluating JMP Group’s efforts to retain earnings and build shareholders’ equity. Management believes that adjusted book value per share provides useful information by excluding non-cash expenses related to real estate investments that otherwise obscure the company’s increases and decreases in net worth as a result of its core business activities. Management also believes that adjusted book value allows for a better comparison of shareholder’s equity and the return on that equity in a given period to those in prior and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on March 14, 2017, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2016, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, August 2, 2017. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 69400247.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	June 30, 2017	Dec. 31, 2016

Assets

Cash and cash equivalents	$88,785	$85,492
Restricted cash and deposits	51,629	227,656
Marketable securities owned, at fair value	21,233	18,722
Other investments	29,190	32,869
Loans held for sale, at fair value	-	32,488
Loans held for investment, net of allowance for loan losses	7,059	1,930
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	757,762	654,127
Cash collateral posted for total return swap	1,540	25,000
Deferred tax assets	7,608	7,942
Other assets	35,172	39,604
Total assets	$999,978	$1,125,830

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$5,770	$4,747
Accrued compensation	18,739	36,158
Asset-backed securities issued, net of issuance costs	737,211	825,854
Bond payable, net of issuance costs	91,996	91,785
Deferred tax liability	2,330	3,872
Other liabilities	25,900	28,120
Total liabilities	881,946	990,536

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	104,162	119,377
Non-redeemable non-controlling interest	13,870	15,917
Total equity	118,032	135,294
Total liabilities and shareholders' equity	$999,978	$1,125,830

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenues:
Investment banking	$19,128	$8,375	$32,728	$26,671
Brokerage	5,078	5,811	10,364	11,906
Asset management fees	4,153	5,588	10,064	14,914
Principal transactions	(323)	6,632	(2,216)	7,562
Gain/(loss) on sale and payoff of loans	83	(533)	930	(909)
Net dividend income	273	243	539	506
Other income	194	46	639	272
Non-interest revenues	28,586	26,162	53,048	60,922

Interest income	9,696	12,124	18,763	24,525
Interest expense	(7,743)	(8,110)	(15,838)	(16,085)
Net interest income	1,953	4,014	2,925	8,440

Loss on repurchase or early retirement of debt	(5,542)	-	(5,332)	-
Provision for loan losses	(1,854)	(453)	(3,120)	(1,084)
Total net revenues	23,143	29,723	47,521	68,278

Non-interest expenses:
Compensation and benefits	22,652	20,681	44,450	48,106
Administration	2,721	2,014	4,540	3,832
Brokerage, clearing and exchange fees	789	813	1,548	1,574
Travel and business development	1,111	1,238	2,026	2,529
Communications and technology	1,051	1,044	2,104	2,060
Occupancy	1,111	930	2,222	1,866
Professional fees	853	1,053	2,015	2,126
Depreciation	303	324	614	656
Other	950	540	1,627	1,161
Total non-interest expense	31,541	28,637	61,146	63,910

Net (loss)/income before income tax expense	(8,398)	1,086	(13,625)	4,368
Income tax (benefit)	(198)	(246)	(1,282)	(196)
Net (loss)/income	(8,200)	1,332	(12,343)	4,564
Less: Net income attributable to non-redeemable non-controlling interest	335	1,659	932	3,088
Net (loss)/income attributable to JMP Group	($8,535)	($327)	($13,275)	$1,476

Net (loss)/income attributable to JMP Group per share:
Basic	($0.39)	($0.02)	($0.61)	$0.07
Diluted	($0.39)	($0.02)	($0.61)	$0.07

Weighted average common shares outstanding:
Basic	21,652	21,058	21,612	21,204
Diluted	21,652	21,058	21,612	21,766

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Ben Jaffe, 212-704-7385
ben@dlpr.com